UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    August 3, 2011

THE L.S. STARRETT COMPANY
(Exact name of registrant as specified in its charter)

Massachusetts	1-367	04-1866480
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 CRESCENT STREET, ATHOL, MASSACHUSETTS  01331
(Address of principal executive offices) (Zip Code)

Registrant's telephone number:
978-249-3551

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.02(c).         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The L. S. Starrett Company, a global manufacturer of industrial, professional and consumer products, named David R. North as Corporate Controller of the Company effective as of August 1, 2011.

Mr. North was a financial consultant from 2010 to 2011.  Previously, he was the Chief Financial Officer of New England Confectionary Company, Inc. from 2008 to 2009 and Division Controller for Cookson Electronics from 2004 to 2007.  From 1998 to 2004, he held senior financial positions at Worcester Controls Corp. and Newell International.  Mr. North spent eight years with Cabot Corporation in international financial assignments.  He started his career with Touche Ross & Company.

Mr. North holds a BA from Dartmouth College and a MS in Accounting from New York University Stern School of Business and is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE L.S. STARRETT COMPANY

Dated: August 3, 2011	By: /s/ Francis J. O’Brien
Name: Francis J. O’Brien
Title: Treasurer and Chief Financial Officer